IMMUCOR, INC. AND SUBSIDIARIES

EXHIBIT 11.1
STATEMENT RE:  COMPUTATION OF PER SHARE EARNINGS

                                         Year Ended May 31,

                                     1997            1996            1995

Primary income per common and common
  equivalent share:
  Net income                      $1,839,914      $2,772,635      $2,889,787


Weighted average number of common shares and common
share equivalents are as follows:
  Weighted average common shares
    outstanding                    8,066,137       7,867,354       7,695,252
  Shares issued from assumed exercise
    of options and warrants          468,947         786,011         113,413
  Weighted average number of shares
    outstanding, as adjusted       8,535,084       8,653,365       7,808,665

Primary income per common and common equivalent share:

Net income                        $      .22      $    	 .32      $	     .37

 Note:	Shares issued from assumed exercise of options and warrants include the number of incremental shares which result from applying the "treasury stock method" for dilutive options and warrants in 1997, 1996 and 1995, per APB
 15, paragraph 38.
                                        Year Ended May 31,

                                 1997            1996            1995

Fully diluted income per common and common
    equivalent share:
    Net income                $1,839,914      $2,772,635      $2,889,787

The weighted average number of common
 shares are as  follows:
  Weighted average common shares
    outstanding                8,066,137       7,867,354       7,695,252
Shares issued from assumed exercise
  of options and warrants        482,462         929,304         160,588
Weighted average number of shares
  outstanding, as adjusted     8,548,599       8,796,658       7,855,840

Fully diluted income per common
  and common equivalent share:
Net income                    $      .22      $      .32      $      .37

 Note:	Shares issued from assumed exercise of options and warrants include the number of incremental shares which result from applying the "treasury stock method" for dilutive options and warrants in 1997, 1996 and 1995, per APB
 15, paragraph 38.